Calumet Specialty Products Partners, L.P. Reports Fourth Quarter and Full Year 2005 Earnings
INDIANAPOLIS—(PR NEWSWIRE)—February 23, 2006—Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Partnership”) reported earnings for its predecessor, Calumet Lubricants Co., L.P. and its consolidated subsidiaries (the “Predecessor” or the “Company”), for the quarter and year ended December 31, 2005. Substantially all of the assets and operations of the Predecessor were contributed to the Partnership in connection with the initial public offering of 6,450,000 common units representing limited partnership interests in the Partnership that closed on January 31, 2006 (the “IPO”). Additionally, on February 8, 2006, the underwriters in the IPO purchased an additional 854,985 common units pursuant to their over-allotment option.
The Partnership is a leading independent producer of high-quality, specialty hydrocarbon products in North America. The Partnership processes crude oil into customized lubricating oils, solvents and waxes used in consumer, industrial and automotive products. The Partnership also produces fuel products including gasoline, diesel fuel and jet fuel. The Partnership is based in Indianapolis, Indiana and has three refineries located in northwest Louisiana.
Net income for the fourth quarter of 2005 was $32.1 million compared to a loss of $9.8 million for the fourth quarter of 2004. Net income for the year ended December 31, 2005 was $11.3 million compared to $9.0 million for the year ended December 31, 2004.
Earnings before interest, taxes, depreciation and amortization (“EBITDA”) and Adjusted EBITDA (as defined by the Partnership’s credit agreements) were $48.2 million and $28.2 million, respectively, for the fourth quarter of 2005 as compared to $(4.7) million and $6.8 million, respectively, for the fourth quarter of 2004. For the year ended December 31, 2005, the Predecessor reported EBITDA and Adjusted EBITDA of $51.6 million and $85.8 million, respectively, compared to EBITDA and Adjusted EBITDA of $25.8 million and $34.7 million, respectively, for the year ended December 31, 2004. (See the section of this release titled “Non-GAAP Financial Measures” and the following tables for discussion of EBITDA , Adjusted EBITDA and other non-generally accepted accounting principles (“non-GAAP”) financial measures, and reconciliations of such measures to the comparable GAAP measures.)
“We are very pleased with the launch of Calumet Specialty Products Partners and the Company’s results for the fourth quarter of 2005,” said Bill Grube, Calumet’s President and CEO. “Calumet is positioned for strong operating performance in 2006 during which we anticipate achieving our annualized cash distribution of $1.80 per unit.”
The fourth quarter of 2005 was positively impacted by widened fuel product margins partially offset by compensation charges and debt extinguishment costs incurred upon the refinancing of the Predecessor’s operating subsidiaries’ debt in December 2005.
Total Specialty Products segment sales volume for the fourth quarter of 2005 was 24,266 barrels per day (bpd) as compared to 21,607 bpd in the prior year, an increase of 2,659 bpd.
Total Fuel Products segment sales volume for the fourth quarter of 2005 was 27,007 bpd as compared to 2,094 bpd in the same period for the prior year, an increase of 24,913 bpd due to the Fuel Products segment starting operations late in the fourth quarter of 2004, subsequent to the reconfiguration of the Shreveport refinery to add motor fuels production.
Gross profit by segment for the fourth quarter of 2005 for Specialty Products and Fuel Products was $22.0 million and $22.9 million, respectively, compared to $9.4 million and a loss of $2.3 million,

respectively, for the same period in 2004. Gross profit by segment for the year ended December 31, 2005 was $73.2 million and $67.1 million for Specialty Products and Fuel Products, respectively, as compared to $40.6 million and a loss of $2.3 million for the same period in 2004.
The Partnership intends to pay its initial quarterly distribution to unitholders for the quarter ending March 31, 2006. This distribution will be pro-rated to cover the period from January 31, 2006 (the closing date of the IPO) to March 31, 2006, and is expected to be paid in May 2006.
The following table sets forth information about our combined refinery operations. Refinery production volume differs from sales volumes due to changes in inventory.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Sales volume (bpd):
Specialty Products sales volume	24,266	21,607	24,374	24,130
Fuel Products sales volume	27,007	2,094	22,568	528

Total (1)	51,273	23,701	46,942	24,658

Total feedstock runs (bpd) (2)	54,180	25,409	50,213	26,205

Refinery production (bpd) (3)
Specialty Products:
Lubricating oils	11,903	9,202	11,556	9,437
Waxes	1,320	1,162	1,020	1,010
Solvents	4,398	5,179	4,422	4,973
Asphalt and other by-products	5,791	5,468	6,313	5,992
Fuels	1,998	3,145	2,354	3,931

Total	25,410	24,156	25,665	25,343

Fuel Products (bpd):
Gasolines	10,358	3	8,278	3
Diesel fuels	8,953	583	8,891	583
Jet fuels	6,807	342	5,080	342
Asphalt and other by-products	111	26	417	26

Total	26,229	954	22,666	954

Total refinery production	51,639	25,110	48,331	26,297

(1)	Total sales volume includes sales from the production of the Company’s refineries and sales of inventories.

(2)	Feedstock runs represents the barrels per day of crude oil and other feedstocks processed at the Company’s refineries.

(3)	Total refinery production represents the barrels per day of specialty products and fuel products yielded from processing crude oil and other refinery feedstocks at the Company’s refineries. The difference between total refinery production and total feedstock runs is primarily a result of the time lag between the input of feedstock and production of end products.
A conference call is scheduled for 11:00 a.m. ET (10:00 a.m. CT) tomorrow, February 24, 2006, to discuss the financial and operational results for the fourth quarter and full year of 2005. Anyone interested in listening to the presentation may call 866-314-5232, passcode 27845764. Specific items to be addressed in this call include:
1.	A brief review of the Predecessor’s fourth quarter 2005 performance and significant milestones reached during the year

2.	A status report on the organic growth projects discussed in our prospectus dated January 25, 2006

3.	A discussion of capitalization and liquidity
The telephonic replay is available in the United States by calling 888-286-8010 and entering passcode 88339827. International callers can access the replay by calling 617-801-6888. The replay will be available beginning Friday, February 24, 2006, at approximately 1:00 p.m. until Friday, March 10, 2006.
The information contained in this press release is available on the Partnership’s website at http://www.calumetspecialty.com.
Cautionary Statement Regarding Forward-Looking Statements
Some of the information in this release may contain forward-looking statements. These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. These forward-looking statements involve risks and uncertainties that are difficult to predict and may be beyond our control. These risks and uncertainties include the success of the Partnership’s risk management activities; the availability of, and the Partnership’s ability to consummate, acquisition or combination opportunities; the Partnership’s access to capital to fund acquisitions and its ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets or businesses; environmental liabilities or events that are not covered by an indemnity; insurance or existing reserves; maintenance of the Partnership’s credit rating and ability to receive open credit from its suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; the effects of competition; continued creditworthiness of, and performance by, counter parties; the impact of crude oil price fluctuations; the impact of current and future laws, rulings and governmental regulations; shortages or cost increases of power supplies, natural gas, materials or labor; weather interference with business operations or project construction; fluctuations in the debt and equity markets; and general economic, market or business conditions. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in this release as well as the Partnership’s latest filings with the Securities and Exchange Commission, which could cause the Partnership’s actual results to differ materially from those contained in any forward-looking statement.
Non-GAAP Financial Measures
We include in this release the non-GAAP financial measures of EBITDA and Adjusted EBITDA and provide reconciliations of EBITDA and Adjusted EBITDA to net income and cash flow from operating activities, our most directly comparable financial performance and liquidity measures calculated and presented in accordance with GAAP.
EBITDA and Adjusted EBITDA are used as supplemental financial measures by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:
•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;

•	our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure; and

•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.
We define EBITDA as net income plus interest expense, taxes and depreciation and amortization. We define Adjusted EBITDA to be Consolidated EBITDA as defined in our credit facilities. Consistent with that definition, Adjusted EBITDA, for any period, equals: (1) net income plus (2)(a) interest expense; (b) taxes; (c) depreciation and amortization; (d) unrealized losses from mark to market accounting for hedging activities; (e) unrealized items decreasing net income (including the non-cash impact of restructuring; decommissioning and asset impairments in the periods presented); and (f) other non-recurring expenses reducing net income which do not represent a cash item for such period; minus (3)(a) tax credits; (b) unrealized items increasing net income (including the non-cash impact of restructuring, decommissioning and asset impairments in the periods presented); (c) unrealized gains from mark to market accounting for hedging activities; and (d) other non-cash recurring expenses and unrealized items that reduced net income for a prior period, but represent a cash item in the current period. We are required to report Adjusted EBITDA to our lenders under our credit facilities and it is used to determine our compliance with the consolidated leverage test thereunder.

CALUMET LUBRICANTS CO., L.P. (Predecessor)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per unit data)

	Three Months Ended
	December 31,		Year Ended December 31,
	2005	2004	2005	2004
	Unaudited	Unaudited	Unaudited	Audited
Sales	$394,091	$146,580	$1,289,072	$539,616
Cost of sales	349,141	139,464	1,148,715	501,284

Gross profit	44,950	7,116	140,357	38,332

Operating costs and expenses:
Selling, general and administrative	10,128	2,847	22,126	13,133
Transportation	13,305	8,936	46,849	33,923
Taxes other than income taxes	456	428	2,493	2,309
Other	253	267	871	839
Restructuring, decommissioning and asset impairments	174	130	2,333	317

Operating income (loss)	20,634	(5,492)	65,685	(12,189)

Other income (expense):
Equity in (loss) income of unconsolidated affiliates	—	—	—	(427)
Interest expense	(6,190)	(3,252)	(22,961)	(9,869)
Debt extinguishment costs	(6,882)	—	(6,882)	—
Realized gain (loss) on derivative instruments	3,642	12,027	2,830	39,160
Unrealized gain (loss) on derivative instruments	20,826	(13,087)	(27,586)	(7,788)
Other	115	8	242	83

Total other income (expense)	11,511	(4,304)	(54,357)	21,159

Net income (loss)	$32,145	$(9,796)	$11,328	$8,970

General Partner’s interest in net income (loss)	$3,214	$(980)	$1,133	$897
Limited Partners’ interest in net income (loss)	$28,931	$(8,816)	$10,195	$8,073

CALUMET LUBRICANTS CO., L.P. (Predecessor)
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2005	2004
	Unaudited	Audited
Assets
Current assets:
Cash	$12,173	$18,087
Accounts receivable, net	115,294	58,710
Inventories	108,431	82,990
Derivative assets	3,359	4,011
Prepaid expenses and other current assets	19,650	20,422

Total current assets	258,907	184,220

Property, plant and equipment, net	127,846	126,585
Other noncurrent assets, net	12,964	7,401

Total assets	$399,717	$318,206

Liabilities and partners’ capital
Current liabilities:
Accounts payable	$44,759	$58,027
Other current liabilities	17,470	11,596
Current portion of long-term debt	500	19,795
Derivative liabilities	30,449	—

Total current liabilities	93,178	89,418
Long-term debt, less current portion	267,485	194,274

Total liabilities	360,663	283,692

Total partners’ capital	39,054	34,514

Total liabilities and partners’ capital	$399,717	$318,206

CALUMET LUBRICANTS CO., L.P. (Predecessor)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	December 31,		Year Ended December 31,
	2005	2004	2005	2004
	Unaudited	Unaudited	Unaudited	Audited
Operating activities
Net income (loss)	$32,145	$(9,796)	$11,328	$8,970
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	2,858	1,477	9,920	6,224
Amortization	114	353	466	703
Provision for doubtful accounts	99	81	294	216
Loss on disposal of property and equipment	248	1	232	59
Equity in loss of unconsolidated affiliates	—	—	—	427
Debt extinguishment costs	4,173	—	4,173	—
Restructuring charge	—	—	1,693	—
Other	497	332	497	332
Dividends received from unconsolidated affiliates	—	—	—	3,470
Changes in assets and liabilities:
Accounts receivable	8,199	(718)	(56,878)	(19,399)
Inventories	24,673	(25,186)	(25,441)	(20,304)
Prepaid expenses and other current assets	15,191	6,101	569	(11,596)
Derivative assets	11,152	8,732	652	5,046
Other noncurrent assets	(3,174)	413	(4,561)	161
Accounts payable	(935)	13,570	(13,268)	25,764
Other current liabilities	(403)	(1,022)	5,874	68
Derivative liability	(31,069)	—	30,449	—
Other noncurrent liabilities	—	(11)	—	(753)

Net cash provided by (used in) operating activities	63,768	(5,673)	(34,001)	(612)

Investing activities
Additions to property, plant and equipment	(3,388)	(38,258)	(12,963)	(43,033)
Proceeds from disposal of property, plant and equipment	49	—	60	103

Net cash used in investing activities	(3,339)	(38,258)	(12,903)	(42,930)

Financing activities
Net proceeds (payments) on borrowings	(45,413)	67,599	53,916	67,217
Debt issuance costs	(5,597)	(5,656)	(5,641)	(5,656)
Distribution to partners	—	—	(7,285)	—

Cash provided by (used in) financing activities	(51,010)	61,943	40,990	61,561

Net increase (decrease) in cash	9,419	18,012	(5,914)	18,019
Cash at beginning of period	2,754	75	18,087	68

Cash at end of period	$12,173	$18,087	$12,173	$18,087

CALUMET LUBRICANTS CO., L.P. (Predecessor)
RECONCILIATION OF ADJUSTED EBITDA AND EBITDA TO NET INCOME
(in thousands)

	Three Months Ended
	December 31,		Year Ended December 31,
	2005	2004	2005	2004
Net income (loss)	$32,145	$(9,796)	$11,328	$8,970
Add:
Interest expense and debt extinguishment costs	13,072	3,252	29,843	9,869
Depreciation and amortization	2,972	1,830	10,386	6,927
Income tax expense	—	—	—	—

EBITDA	48,189	(4,714)	51,557	25,766

Add:
Unrealized losses (gains) from mark to market accounting for hedging activities	(20,826)	13,087	27,586	7,788
Non-cash impact of restructuring, decommissioning and asset impairments	173	(212)	1,766	(1,276)
Prepaid non-recurring expenses and accrued non-recurring expenses, net of cash outlays	648	(1,390)	4,912	2,433

Adjusted EBITDA	$28,184	$6,771	$85,821	$34,711

CALUMET LUBRICANTS CO., L.P. (Predecessor)
RECONCILIATION OF ADJUSTED EBITDA AND EBITDA TO NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Net cash provided by (used in) operating activities	$63,768	$(5,673)	$(34,001)	$(612)
Add:
Interest expense	13,072	3,252	29,843	9,869
Restructuring charge	—	—	(1,693)	—
Provision for doubtful accounts	(99)	(81)	(294)	(216)
Equity in loss of unconsolidated affiliates	—	—	—	(427)
Debt extinguishment costs	(4,173)	—	(4,173)	—
Dividends received from unconsolidated affiliates	—	—	—	(3,470)
Changes in operating working capital:
Accounts receivable	(8,199)	718	56,878	19,399
Inventories	(24,673)	25,186	25,441	20,304
Other current assets	(15,191)	(6,101)	(569)	11,596
Derivative activity	19,917	(8,732)	(31,101)	(5,046)
Accounts payable	935	(13,570)	13,268	(25,764)
Accrued liabilities	403	1,022	(5,874)	(68)
Other, including changes in noncurrent assets and liabilities	2,429	(735)	3,832	201

EBITDA	48,189	(4,714)	51,557	25,766

Add:
Unrealized losses (gains) from mark to market accounting for hedging activities	(20,826)	13,087	27,586	7,788
Non-cash impact of restructuring, decommissioning and asset impairments	173	(212)	1,766	(1,276)
Prepaid non-recurring expenses and accrued non-recurring expenses, net of cash outlays	648	(1,390)	4,912	2,433

Adjusted EBITDA	$28,184	$6,771	$85,821	$34,711